UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2018

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K (the “July 8-K”) filed on July 2, 2018 by VMware, Inc. (“VMware”), VMware disclosed that on July 1, 2018, it entered into a letter agreement (the “Governance Agreement”) with Dell Technologies Inc. (“Dell Technologies”) that provides for a continuation of strong independent governance for VMware and its stockholders. The Governance Agreement was entered into in connection with the announcement of a conditional, special cash dividend (the “Special Dividend”) on each share of VMware’s common stock and the entry by Dell Technologies into a definitive merger agreement dated as of July 1, 2018 (the “Dell Merger Agreement”) pursuant to which Teton Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Dell Technologies, will merge with and into Dell Technologies, with Dell Technologies surviving the merger (the “Dell Merger”). Among other provisions, the Governance Agreement included a provision requiring Dell Technologies to use its reasonable best efforts to complete the Dell Merger in accordance with the terms of the Dell Merger Agreement.

On November 14, 2018, pursuant to a waiver (the “Waiver”) entered into between VMware and Dell Technologies on the same date, VMware waived certain provisions of the Governance Agreement that restricted the ability of Dell Technologies to enter into a proposed amendment of the Dell Merger Agreement (the “Merger Agreement Amendment”). The Waiver also included Dell Technologies’ waiver of the provisions of the Governance Agreement that would otherwise restrict the ability of the VMware Board of Directors to approve of the resolutions reaffirming VMware’s declaration of the Special Dividend and modifying the method for determining the record date for determining stockholders of VMware entitled to receive the Special Dividend and the payment date for the Special Dividend.

The foregoing description of the Waiver is not complete and is qualified in its entirety by reference to the Waiver, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 14, 2018, Dell Technologies, the controlling stockholder of VMware, provided the consent of its wholly owned subsidiary EMC Corporation, the sole Class B common stockholder of VMware, to the reaffirmation of the declaration of the Special Dividend and the modification of the method used to determine the record date for determining stockholders of VMware entitled to receive the Special Dividend and the payment date for the Special Dividend, in accordance with VMware’s Amended and Restated Certificate of Incorporation, in an action by written consent pursuant to Section 228 of the Delaware General Corporation Law.

Item 8.01 Other Events.

Reaffirmation of Declaration of Special Dividend and Modification of Record Date and Payment Date

In light of the Merger Agreement Amendment and based on the recommendation of a special committee of the Board of Directors of VMware consisting solely of independent and disinterested directors (the “Special Committee”), the Board of Directors of VMware reaffirmed, and determined not to revoke, VMWare’s declaration of the Special Dividend, and modified the method for determining the record date for determining stockholders of VMware entitled to receive the Special Dividend and the payment date for the Special Dividend as follows:

Record Date. Subject to the Dividend Conditions (as defined below), the Special Dividend will be payable to stockholders of record as of (i) the business day following the Election Deadline (as defined below) (or if such business day is December 24th or December 31st, the next succeeding business day), provided such day is at least eight calendar days following the later of (x) the date on which Dell Technologies issues a public announcement that it has received votes from its stockholders sufficient to approve the Dell Merger and (y) the date the shares of Dell Technologies Class C Common Stock to be issued in the Dell Merger have been approved for listing on the New York Stock Exchange, with such listing subject to official notice of issuance and compliance by Dell Technologies with all applicable listing standards of the New York Stock Exchange on the date such shares begin trading on the New York Stock Exchange or (ii) any other date which a committee of the Board of Directors of VMware (the “Dividend Committee”) may establish for the Special Dividend (so long as the Dividend Committee takes such action before the date that would be established pursuant to (i) above) with the approval of Dell Technologies (such date, the “Record Date”). “Election Deadline” means 5:30 p.m., New York City time, on the 8th trading day following the date on which Dell Technologies issues a public announcement that it has received votes from its stockholders sufficient to approve the Dell Merger.

Payment Date. Subject to the satisfaction of the Dividend Conditions, the payment date for the Special Dividend shall be (a) the business day immediately following the Record Date; subject to Dell Technologies providing a certification to VMware that if Dell Technologies’ pro rata share of the special dividend is received by Dell Technologies’ subsidiaries who are holders of record of VMware common stock by 3:30 p.m. Eastern time on such date, the closing of the Dell Merger will occur on such date (provided that if payment cannot occur prior to 3:30 p.m. Eastern time, the special dividend will be paid on the next business day), or (b) any other date which the Dividend Committee may establish as the payment date for the Special Dividend (so long as the Dividend Committee takes such action before the date that would be established pursuant to (a) above) with the approval of Dell Technologies (such date, the “Payment Date”).

Conditions to Payment. As previously disclosed in the July 8-K, VMware’s obligation to pay the Special Dividend is subject to the conditions to payment disclosed in the July 8-K, including a certification by Dell Technologies that each of the conditions precedent to its obligations in the Dell Merger Agreement (the “Dell Merger Conditions”) be satisfied or (to the extent permitted by the Dell Merger Agreement) irrevocably waived. In connection with the Merger Agreement Amendment, the Dell Merger Conditions were amended to include that: (i) if the amount required for cash elections in the Dell Merger is equal to or greater than $14 billion in the aggregate, certain subsidiaries of Dell Technologies or their affiliates must have received $5 billion of gross proceeds from debt financing (the “Debt Financing Proceeds”) (or, in the event that the aggregate amount required for cash elections is greater than $9 billion but less than $14 billion, the relevant subsidiaries must have received an amount of Debt Financing Proceeds equal to the aggregate amount of cash elections, less $9 billion), (ii) the governing body of each Dell Technologies subsidiary through which such Debt Financing Proceeds will pass must have determined that such subsidiary meets all solvency and legal requirements to distribute the proceeds it receives in accordance with the distribution plan established by Dell Technologies, and (iii) any transfers of Dell Technologies’ Class V common stock following the Election Deadline but prior to the closing of the Dell Merger shall not have resulted in the aggregate number of Dell Technologies Class C common stock to be issued in the Dell Merger exceeding the aggregate number of shares of Dell Technologies Class C common stock registered pursuant to the Dell Technologies registration statement on Form S-4 filed in connection with the Dell Merger (the conditions to payment disclosed in the July 8-K, as such conditions are modified by virtue of the Merger Agreement Amendment as described in this paragraph, are referred to herein as the “Dividend Conditions”). The Dell Merger Conditions are set forth in greater detail in the Dell Merger Agreement and the Merger Agreement Amendment, which were filed by Dell Technologies with the Securities and Exchange Commission on July 2, 2018, and November 15, 2018, respectively, each of which we refer to and urge VMware stockholders to read.

The Payment Date will not occur, and the Special Dividend will not be paid, unless each of the Dividend Conditions is satisfied. If any of the Dividend Conditions is not met on or before January 31, 2019, or if the Dell Merger Agreement is terminated for any reason, the Special Dividend shall automatically be cancelled.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Waiver dated as of November 14, 2018, by and between VMware, Inc. and Dell Technologies Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on VMware’s current expectations, including, among other things, statements regarding VMware’s special dividend, including its record date and payment date, the expected completion of the Dell Merger, satisfaction of conditions to payment of the Special Dividend, the elimination of Dell Technologies Class V common stock and creation of a new public equity class for Dell Technologies. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) VMware’s ability to pay the one-time special dividend, (ii) the satisfaction of conditions to the special dividend payment, including the timely satisfaction of conditions to the consummation of the Dell Merger, including any financing condition, (iii) adverse changes in general economic, capital markets or other market conditions; (iv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; and (v) VMware’s relationship with Dell Technologies and Dell Technologies’ ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell Technologies’ investment in VMware. These forward-looking statements are made as of the date of this Current Report on Form 8-K, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and Current Reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2018

VMware, Inc.

By:	/s/ Craig Norris
Craig Norris
Vice President and Assistant Secretary